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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to inclusion in this current Report on Form 8K of SiVault Systems, Inc. (formerly Security Biometrics, Inc.; the "Registrant") of our report dated July 26, 2004 relating to the financial statements of SiVault Analytics, Inc. as at and for the year ended June 30, 2004 (the "Report") and
(ii)incorporation by reference of the Reports in the Registrant's Registration Statement on Form S-8 (Reg. No. 333-117420).



                                              /s/ C.G. Uhlenberg, LLP
                                              ---------------------------------
                                              Independent Auditors



Redwood City, California
November 12, 2004